Exhibit 10.3

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (“Agreement”) is dated as of this 15th day of September 2026 and is entered into by and between LHT I, LLC (“Lender”), and CID Holdco, Inc., a Delaware corporation (the “Company”), See ID, Inc., a Nevada corporation, ShoulderUp Technology Acquisition Corp., a Delaware corporation, and Dot Works, Inc., a Puerto Rico corporation (collectively referred to as “Debtors”), as follows:

WHEREAS, on or about December 4, 2025, the Company and J.J. Astor & Co., a Utah corporation (“Original Lender”), entered into that certain Loan Agreement (as amended, restated, supplemented, or otherwise modified from time to time, and together with all associated Transaction Documents, the “Loan Agreement”), pursuant to which Original Lender made certain loans to the Company and the Company executed and delivered certain promissory notes and granted security interests and other rights in favor of Original Lender;

WHEREAS, pursuant to that certain Note Purchase and Assignment Agreement dated as of June 22, 2026, by and between Original Lender, as seller, and Lender, as buyer (the “Assignment Agreement”), Original Lender assigned, transferred, and conveyed to Lender all of Original Lender’s right, title, and interest in and to the Loan Agreement, including the notes, obligations, security interests, collateral, and all other rights and remedies thereunder, and Lender is now the owner and holder of the Loan Agreement and all Transaction Documents;

WHEREAS, in addition to the Loan Agreement, Phillips Equities & Trust, LLC, a Delaware limited liability company (“Phillips”), and Debtors were parties to that certain Junior Secured Convertible Promissory Note dated June 23, 2026, in the principal amount of $500,000.00 (the “Phillips Note”), and Phillips has assigned all of its right, title, and interest in and to the Phillips Note to Lender prior to the execution of this Agreement;

WHEREAS, Debtors are in default of their obligations under the Loan Agreement as a result of their numerous failures to pay the required Minimum Monthly Installment Payments beginning in July 2026, coupled with the delisting determination of CID Holdco, Inc. made by The Nasdaq Stock Market LLC (“Nasdaq”) effective August 6, 2026 (which the Company timely appealed with Nasdaq). Specifically, Lender has alleged that the Company is in breach of §§ 5(a)(i) & (v) of the Senior Secured Convertible Note dated December 4, 2025.

WHEREAS, the Parties desire to resolve all defaults and outstanding obligations to the Lender by (a) converting the Note (as defined herein) into shares of Common Stock of the Company, notwithstanding the Beneficial Ownership Limitation (as defined herein), and (b) causing the Debtors to discharge their obligations under the Phillips Note in exchange for the transfer of specified assets of See ID, Inc. and Dot Works, Inc. to Lender, all as more particularly set forth herein;

[Certain information indicated by [***] has been excluded from this Exhibit 10.3 because it is not material.]

WHEREAS, in addition to the Note Conversion, Debtors desire to discharge their obligations under the Phillips Note in exchange for the transfer or assignment of specified assets of See ID, Inc. and Dot Works, Inc. to Lender, as identified on Exhibit “A” attached hereto (the “Asset Transfer”);

WHEREAS, in order to avoid the uncertainty, expense, and disruption of litigation, along with the desire to avoid additional interest and penalties, the Parties have agreed to resolve all disputes between them upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree that the foregoing representations are true, and mutually agree as follows:

1. Recitals: The Parties acknowledge and agree that the foregoing recitals are true and correct.

2. Definitions: Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Loan Agreement or, if not defined therein, the Note. For purposes of this Agreement, “Parties” means, collectively, Lender, the Company, and the Debtors.

3. Consideration: On the terms and conditions of this Agreement and in full and complete satisfaction of all obligations due and owing Lender under (a) the Loan Agreement and all Transaction Documents, Lender shall convert the Senior Secured Convertible Note dated December 4, 2025 (the “Note”) into shares of Common Stock of the Company (the “Note Conversion”), subject to the terms and conditions set forth in Section 8 of this Agreement. Lender hereby agrees that it shall not foreclose upon the Note or exercise any foreclosure remedies with respect to the Collateral (as defined in the Security Agreement (as defined herein)), and (b) under the Phillips Note, Debtors have agreed to convey all of their collective rights, title and interest in and to certain assets of Debtors to Lender, pursuant to the Bills of Sale (as herein defined).

4. Representations and Warranties of See ID, Inc.: See ID, Inc. represents and warrants that as of the date of this Agreement and after giving effect to the transactions contemplated by this Agreement, that, with respect to the assets identified in Exhibit “A”:

(a) it is the sole legal and beneficial owner of the assets identified in Exhibit “A”;

(b) the assets identified on Exhibit “A” are free and clear of all pledges, liens, security interests, and encumbrances;

(c) it has the full power, authority, and capacity to execute this Agreement and to convey the assets identified in Exhibit “A”;

(d) the execution and performance of this Agreement, including the conveyance of the assets identified in Exhibit “A”, does not violate any applicable law, agreement, or order to which See ID, Inc. is a party or is subject; and

(e) upon execution of this Agreement, Lender will receive good and valid title to the assets identified in Exhibit “A”, free and clear of all liens or encumbrances.

5. Representations and Warranties of Dot Works, Inc.: Dot Works, Inc. represents and warrants that as of the date of this Agreement and after giving effect to the transactions contemplated by this Agreement, that, with respect to the assets identified in Exhibit “A”:

(a) it is the sole legal and beneficial owner of the assets identified in Exhibit “A”;

(b) the assets identified on Exhibit “A” are free and clear of all pledges, liens, security interests, and encumbrances;

(c) it has the full power, authority, and capacity to execute this Agreement and to convey the assets identified in Exhibit “A”;

(d) the execution and performance of this Agreement, including the conveyance of the assets identified in Exhibit “A”, does not violate any applicable law, agreement, or order to which Dot Works, Inc. is a party or is subject; and

(e) upon execution of this Agreement, Lender will receive good and valid title to the assets identified in Exhibit “A”, free and clear of all liens or encumbrances.

6. Indemnification by Debtors: Debtors shall and do hereby defend and indemnify Lender of and from any and all alleged or actual loss, damage, cost and expense, including court costs and attorneys’ fees and expenses actually incurred, which Lender may incur or sustain by reason of, or in connection with the representations and warranties made in this Agreement or the conveyance of any assets identified in Exhibit “A.”

7. Cooperation in Transfer; Transition Services: (a) Debtors shall facilitate an orderly transfer and conveyance of all assets identified in Exhibit “A” and shall execute any additional transfer documents, consents, and authorizations as may be required by any governmental authority, manufacturer, lender, or third party. (b) In connection with the Asset Transfer, the Company and Lender shall enter into a transition services agreement (the “Transition Services Agreement”), to be executed contemporaneously herewith or promptly thereafter, pursuant to which the Company and its subsidiaries shall provide such services, access, information, and support as may be reasonably necessary to enable Lender to operate the assets transferred pursuant to Section 9 in substantially the same manner as such assets were operated by the Company and its subsidiaries prior to the closing of the transactions contemplated by this Agreement.

8. Note Conversion; Waiver of Beneficial Ownership Limitation: In lieu of foreclosure or any other enforcement remedy, Lender shall convert the entire outstanding Default Amount of the Note into shares of Common Stock of the Company (the “Conversion Shares”) at the Conversion Price (as defined in the Registration Rights Agreement dated December 4, 2025) as of the date of this Agreement. The Company shall issue and deliver to Lender, or cause its transfer agent to issue and deliver to Lender, the Conversion Shares within three (3) Trading Days following the date of this Agreement. Notwithstanding the limitation on the Lender beneficially owning more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”) contained in the definition of “Conversion Shares” in the Registration Rights Agreement dated December 4, 2025, and in consideration of the Lender’s willingness to resolve all defaults and Events of Default under the Loan Agreement and Transaction Documents, the Note shall be converted into the Conversion Shares in full at the Closing. For the avoidance of doubt, the Lender and the Company acknowledge and agree that the Beneficial Ownership Limitation is hereby waived and not applicable to the transactions under this Agreement in all respects.

9. Asset Transfer: In full and complete discharge of all obligations of Debtors under the Phillips Note, See ID, Inc. and Dot Works, Inc. shall transfer, assign, and convey to Lender all of their respective rights, title, and interest in and to the assets identified on Exhibit “A” attached hereto, pursuant to (a) the Bill of Sale, Assignment and Assumption Agreement by and between See ID, Inc., as assignor, and Lender, as assignee, substantially in the form attached hereto as Exhibit “B” (the “See ID Bill of Sale”), and (b) the Bill of Sale, Assignment and Assumption Agreement by and between Dot Works, Inc., as assignor, and Lender, as assignee, substantially in the form attached hereto as Exhibit “C” (the “Dot Works Bill of Sale,” and together with the See ID Bill of Sale, the “Bills of Sale”). Upon delivery of such Bills of Sale, all obligations of Debtors under the Phillips Note shall be fully satisfied and discharged, and Debtors shall have no further obligations to Lender arising thereunder.

10. Satisfaction and Cancellation of Loan Agreement: Upon the completion of the Note Conversion in accordance with Section 8 and the Asset Transfer in accordance with Section 9, all obligations created by the Loan Agreement, including the Note and any balance due as of the date of this Agreement, shall be fully satisfied and cancelled, with Debtors having no further obligations to Lender arising thereunder.

11. Satisfaction and Cancellation of Phillips Note: Upon the completion of the Asset Transfer in accordance with Section 9, all obligations created by the Phillips Note, including any balance due as of the date of this Agreement, shall be fully satisfied and cancelled, with Debtors having no further obligations to Lender arising thereunder.

12. Release of Liens: (a) Effective upon the completion of the Note Conversion and the Asset Transfer, Lender, on behalf of itself and all Secured Parties (as defined in the Pledge and Security Agreement dated December 4, 2025 (the “Security Agreement”)), hereby releases, terminates, and discharges any and all liens, security interests, pledges, charges, and encumbrances on any and all assets, properties, and collateral of the Company, See ID, Inc., ShoulderUp Technology Acquisition Corp., and Dot Works, Inc. (collectively, the “Released Collateral”), including without limitation all liens and security interests granted under (i) the Security Agreement, (ii) the Subsidiary Guarantee dated December 4, 2025, and (iii) any UCC financing statements, filings, or other documents filed or recorded in connection therewith. (b) Lender shall, within ten (10) business days following the date of this Agreement, file or cause to be filed UCC-3 termination statements and such other instruments as may be necessary to evidence the release and termination of all such liens and security interests of record. (c) Lender hereby irrevocably authorizes and empowers the Company and the Debtors to file UCC-3 termination statements, lien releases, and such other documents as may be necessary to evidence and effectuate the releases contemplated by this Section 12.

13. Default: Should Debtors fail to comply with the terms of this Agreement, they shall be in default of this Agreement. In the event of any litigation arising out of the terms of this Agreement, the Lender shall be entitled to an award of all attorney’s fees and costs actually incurred.

14. General Release: Except for the obligations created by this Agreement, Lender, on behalf of itself and its respective agents, officers, directors, shareholders, managers, members, heirs, attorneys, employees, consultants, insurers, representatives, successors, and assigns, does hereby release Debtors, along with their respective agents, officers, directors, shareholders, managers, members, heirs, attorneys, employees, consultants, insurers, representatives, successors, and assigns, of and from any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever, whether known or unknown, to person, corporation and to property, in connection with the Loan Agreement.

15. Authority: The Parties, including the signatories to this Agreement, represent and warrant that they are entering into this Agreement freely and voluntarily and having been provided with an opportunity to consult with counsel of their choosing.

16. Closing Deliverables: At or prior to the date of this Agreement (the “Closing”), each of the following documents shall be executed and delivered by the applicable party:

(a)	See ID, Inc. shall execute and deliver to Lender the See ID Bill of Sale, duly executed by See ID, Inc.;

(b)	Dot Works, Inc. shall execute and deliver to Lender the Dot Works Bill of Sale, duly executed by Dot Works, Inc.;

(c)	Lender shall execute and deliver counterpart signature pages to each of the See ID Bill of Sale and the Dot Works Bill of Sale; and

(d)	Each Party shall deliver such other documents, instruments, certificates, and agreements as may be reasonably requested by any other Party to effectuate the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties execute this Agreement on the dates set forth below.

LHT I, LLC		CID Holdco, Inc.

By: LHT M, LLC
Its: Manager

/s/ Donald Phillips			/s/ Edmund Nabrotzky
By:	Donald Phillips	By:	Edmund Nabrotzky
Its:	Manager	Its:	CEO
Date:	September 15, 2026	Date:	September 15, 2026

See ID, Inc.

/s/ Edmund Nabrotzky
By:	Edmund Nabrotzky
Its:	CEO
Date:	September 15, 2026

ShoulderUp Technology Acquisition Corp.

/s/ Edmund Nabrotzky
By:	Edmund Nabrotzky
Its:	CEO
Date:	September 15, 2026

Dot Works, Inc.

/s/ Edmund Nabrotzky
By:	Edmund Nabrotzky
Its:	CEO
Date:	September 15, 2026

EXHIBIT “A”

ASSET TRANSFER ASSET SCHEDULE

[* * *]

[* * *] Indicates material that has been redacted from this Exhibit A because it is confidential and not material.

EXHIBIT “B”

FORM OF SEE ID BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

[* * *]

[* * *] Indicates material that has been redacted from this Exhibit B because it is confidential and not material.

EXHIBIT “C”

FORM OF DOT WORKS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

[* * *]

[* * *] Indicates material that has been redacted from this Exhibit C because it is confidential and not material.

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